                                                                    EXHIBIT 23.6


                        (RYDER SCOTT COMPANY LETTERHEAD)


              CONSENT OF RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

     As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 2003, and to all references to our Firm included in this registration statement.


                                              /s/ RYDER SCOTT COMPANY, L.P.
                                              -------------------------------
                                                  RYDER SCOTT COMPANY, L.P.

Houston, Texas
August 12, 2003